Exhibit 99.2

Severance Pay Plan for Senior Executive Employees

AMERICAN VANGUARD CORPORATION (the “Company”) hereby adopts the AVD Senior Executive Severance Pay Plan for eligible employees of the Company and certain of its subsidiaries and other affiliates (the “Plan”), effective as of March 6, 2024. The Plan is intended to offer severance pay and other benefits to eligible employees in the event of certain qualified terminations of employment from the Company. The Plan, as a “severance pay arrangement” within the meaning of Section 3(2)(B)(i) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is intended to be and shall be administered and maintained as an unfunded welfare benefit plan under Section 3(1) of ERISA.

This document constitutes both the formal Plan document and a summary of the Plan, called a Summary Plan Description (“SPD”), and describes the provisions of the Plan that are in effect as of [DATE] and thereafter. We urge you to read this SPD carefully so that you will understand the Plan as it applies to you and your family. We suggest that you keep this document in a safe place for future reference.

1. Eligible Employees.

1.1 An employee of the Company becomes eligible to participate in the Plan if that employee is determined by the Board to be a Section 16 officer as per Rule 16a-2 of the Securities Exchange Act of 1934.

2. Eligibility for Severance Pay.

2.1 A Participant becomes eligible to receive Severance Pay (as defined below in Section 3.1) and other benefits under the Plan upon a “Qualified Termination of Employment” (as defined below in Section 2.2), provided that the Participant:

(a) performs all transition and other matters required of the Participant by the Company prior to the Participant’s Qualified Termination of Employment;

(b) returns to the Company any property of the Company which has come into the Participant’s possession; and

(c) returns (and does not thereafter revoke), within sixty days, a signed and dated general release in a form acceptable to the Company, in its sole and absolute discretion (the “Release”), under which the Participant, among other things, releases and discharges the Company and its subsidiaries and affiliates from any and all claims and liabilities relating to the participant’s employment with the Company and the termination of the Participant’s employment, including without limitation, any and all claims under all applicable laws, whether federal, state or local, statutory or common law, that may be legally waived and released in a form required by the Company (the “Release”).

2.2 For purposes of the Plan, a “Qualified Termination” shall be defined to include both an “Involuntary Termination of Employment” and a “Resignation With Good Reason” each of which are defined below.

(a) For purposes of this Plan, Involuntary Termination of Employment means any termination of employment of a Participant initiated by the Company because the Company determines in its sole discretion to eliminate or otherwise restructure the Participant’s position and such termination is not for “Cause” as defined in Section 2.3, it being understood that termination in the event of a Change of Control shall be governed by the terms of the Amended and Restated Change of Control Severance Agreement to which Participant and Company are parties (the “CCSA”), and this Plan will not apply if there is a Change in Control governed by the CCSA. If the Participant is terminated for “Cause” as defined in Section 2.3, the Participant will not be eligible to receive Severance Pay or any other benefits under the Plan.

(b) For purposes of this Plan, Resignation With Good Reason means the occurrence of any of the following events unless, (i) such event occurs with the Participant’s express prior written consent, (ii) the event is an isolated, insubstantial or inadvertent action or failure to act which was not in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant, (iii) the event occurs in connection with the termination of the Participant’s employment for Causeor (iv) the event occurs in connection with the Participant’s voluntary Termination of employment or other than due to the occurrence of one of the following events:

(i) The demotion of the Participant’s title of at least two levels in the organizational structure;

(ii) a reduction in the Participant’s rate of base salary as in effect on a Change of Control or as the same may be increased from time to time during the term of this Agreement, other than a reduction which is a reduction generally applicable to all senior officers or Participants of the Company and its Affiliates, including, without limitation, the Company’s Affiliates and successors;

(iii) any failure either to continue in effect any material benefit or incentive plan or arrangement (including, without limitation, a plan meeting the applicable provisions of Section 401(a) of the Code, group life insurance plan, medical, dental, accident and disability plans) in which the Participant is participating or eligible to participate other than a change in benefit that is generally applicable to all senior officers or Participants of the Company and its Affiliates, including, without limitation, the Company’s Affiliates and successors; or

(iv) any failure by any successor or assignee of the Company to continue this Agreement in full force and effect.

If the Participant does not notify the Company and incurs the Termination within 120 days of the date the Participant knew or should have reasonably known of the event giving rise to Good Reason, the Participant shall be deemed to have waived the Participant’s right to a Termination based upon such event or the continuing effect or occurrence of such event. Further, if the Participant is offered employment by a successor to the Company or its business or assets or by its Affiliate or a successor to such Affiliate or its business or assets on terms and conditions that are reasonably comparable to the Participant’s terms and conditions of employment with the Company (including this Agreement), voluntary resignation by Participant shall not constitute Good Reason hereunder.

2.3 A Participant is terminated for “Cause” if the Company, in its reasonable discretion, determines that the employee:

(a) is or has engaged in a willful or grossly negligent failure to perform duties as a Participant or officer of American Vanguard (other than as a result of incapacity due to disability),

(b) has committed an act of dishonesty, gross carelessness, or other misconduct in connection with his duties under this Agreement, including without limitation, improper disclosure of proprietary information or trade secrets of the Company or its businesses, material violations of the Company’s Code of Conduct and Ethics or other policies, and falsification of any records or documents of the Company;

(c) has committed any act or series of acts without the Company’s consent which would likely have a direct, substantial and adverse effect on American Vanguard, its business or reputation,

(d) has engaged in habitual misuse of alcohol or any non-prescription drug or intoxicant which has adversely affected the performance of his duties under this Agreement,

(e) has been convicted of, or entered a plea of guilty or nolo contendere to, a felony in a criminal proceeding against Participant; or

(f) has failed to improve the Participant’s work performance to an acceptable level after the Participant was previously warned in writing by the Company about poor performance.

2.4 If the Participant dies before receiving any or all of the Participant’s Severance Pay under the Plan, any remaining Severance Pay will be paid to the appointed administrator, executor, or personal representative of the Participant’s estate no later than March 15th following the calendar year in which the Participant’s death occurs.

3. Amount of Severance Pay.

3.1 If the Participant satisfies the requirements of the Plan, including but not limited to the Participant’s execution and non-revocation of the Release, upon a Qualified Termination of Employment, the Participant shall be paid an amount equal to the sum of x) six months’ worth of the Annual Cash Amount (that is, the sum of his or her then current annual base salary plus his or her average annual cash incentive bonus as measured over the past three years) plus y) one additional month’s worth of the Annual Cash Amount for every year of service with the Company (the “Severance Pay”); provided, however, that in any event the Severance Pay shall not be more than 18 months’ worth of the Annual Cash Amount. The Severance Pay shall be paid in accordance with the Company’s normal payroll practices, commencing with the payroll period following the date on which the Release the Participant executed has become fully effective and nonrevocable, provided, however, that such Severance Pay shall in all cases be fully paid no later than the last day of the calendar year following the year of the Participant’s Qualified Termination of Employment. For purposes of the Plan, the period of time (expressed in months) over which the Severance Pay is deemed to be payable shall be referred to as the “Severance Period.”

3.2 The determination of the amount of a Participant’s Severance Pay under the Plan does not include any period of time after the Participant’s Termination Date, regardless of whether the Participant was receiving compensation from the Company or providing services to the Company during that time, as an employee, consultant, or in any other capacity.

3.3 Regardless of the amount of a Participant’s Severance Pay under the Plan, such benefit will be reduced by:

(a) the amount of other severance or termination payments (if any) payable by the Company to the Participant under an employment contract, the CCSA, or other arrangement on account of the Participant’s employment with the Company; and

(b) any payments required to be paid by the Company to the Participant under any federal or state law, including without limitation the Worker Adjustment Retraining Notification Act of 1988, as amended (except unemployment benefits payable in accordance with state law and payment for accrued but unused vacation).

3.4 A Participant’s “Salary” is the Participant’s final base cash compensation before any salary reduction contributions to any plan or arrangement under Code Sections 125, 132(f), or 401(k), including commissions (where applicable), but excluding overtime, bonuses, awards, imputed income, or extraordinary payments, paid to the Participant from the Company at the time of the Participant’s Termination Date.

3.5 For purposes of calculating a Participant’s Severance Pay, a Participant’s “Termination Date” is the last official work day for which the Participant receives pay for service with the Company and specifically excludes any period during which a Participant receives Severance Pay.

3.6 Severance Pay is subject to federal and state income and Social Security tax withholdings and any other withholdings mandated by law.

3.7 If the Participant receives Severance Pay pursuant to Section 3.1, and the Participant timely and properly elects continuation health care coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) under the Company’s group health plan, the Participant shall only be required to pay active employee rates, as in effect from time to time, for the duration of the Severance Period (rounded up to the nearest month). At the conclusion of this period, the Participant shall be eligible to continue the Participant’s coverage, pursuant to COBRA, and shall be responsible for the entire COBRA premium for the remainder of the applicable COBRA continuation period. Nothing in this paragraph 3.7 is intended to limit the Company’s discretion to change the terms of its health care coverage.

3.8 If the Participant receives Severance Pay pursuant to Section 3.1, the Participant shall be provided Participant level outplacement assistance services in an amount not to exceed $10,000.

3.9 In addition, in the event of a Qualified Employment Termination hereunder, , Participant’s unvested stock and options shall be deemed to be accelerated and vested as of the date of termination in an amount pro-rated to reflect the correspondence between the vesting schedule of such shares and the date of termination (it being understood that, in the case of performance-based shares, the number of shares to be pro-rated shall be the target amount of each applicable grant)

4. Plan Administration.

4.1 The Plan is administered by the Compensation Committee of the Company’s board of directors (the “Plan Administrator”), it being understood that such committee may delegate its responsibility to the Chair thereof. The Plan Administrator has sole discretion and authority to interpret and make determinations and decisions with respect to the Plan, including the authority to interpret its provisions and construe all of its terms, to authorize the payment of benefits, to establish and enforce such rules and regulations as it shall deem proper for the efficient administration of the Plan, to determine eligibility for benefits under the Plan, and to determine the entitlement to and amount of Severance Pay and other benefits that shall be payable to any person in accordance with the provisions of the Plan. The decision of the Plan Administrator based on the Plan and documents presented to it shall be final, conclusive, and binding on all persons.

4.2 The Plan Administrator may delegate any of its duties under the Plan to such individuals or entities from time to time as it may designate.

4.3 The Plan Administrator is authorized, on behalf of the Plan, to engage accountants, legal counsel, and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan.

4.4 The Plan Administrator shall utilize the records of the Company with respect to a Participant’s service with the Company, employment history, Salary, absences, illnesses, and all other relevant matters, and such records shall be conclusive for all purposes under the Plan.

5. Claims Procedures.

5.1 Initial Claims. In order to file a claim to receive benefits under the Plan, the Participant or the Participant’s authorized representative must submit a written claim for benefits to the Plan within 60 days after the Participant’s termination of employment. Claims should be addressed and sent to:

[CONTACT INFORMATION FOR PLAN ADMINISTRATOR]

If the Participant’s claim is denied, in whole or in part, the Participant will be furnished with written notice of the denial within 90 days after the Plan Administrator’s receipt of the Participant’s written claim, unless special circumstances require an extension of time for processing the claim, in which case a period not to exceed 180 days will apply. If such an extension of time is required, written notice of the extension will be furnished to the Participant before the termination of the initial 90 day period and will describe the special circumstances requiring the extension, and the date on which a decision is expected to be rendered. Written notice of the denial of the Participant’s claim will contain the following information:

(a) the specific reason or reasons for the denial of the Participant’s claim;

(b) references to the specific Plan provisions on which the denial of the Participant’s claim was based;

(c) a description of any additional information or material required by the Plan Administrator to reconsider the Participant’s claim (to the extent applicable) and an explanation of why such material or information is necessary; and

(d) a description of the Plan’s review procedure and time limits applicable to such procedures, including a statement of the Participant’s right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on review.

5.2 Appeal of Denied Claims. If the Participant’s claim is denied and the Participant wishes to submit a request for a review of the denied claim, the Participant or the Participant’s authorized representative must follow the procedures described below:

(a) Upon receipt of the denied claim, the Participant (or the Participant’s authorized representative) may file a request for review of the claim in writing with the Plan Administrator. This request for review must be filed no later than 60 days after the Participant has received written notification of the denial.

(b) The Participant has the right to submit in writing to the Plan Administrator any comments, documents, records, or other information relating to the Participant’s claim for benefits.

(c) The Participant has the right to be provided with, upon request and free of charge, reasonable access to and copies of all pertinent documents, records, and other information that is relevant to the Participant’s claim for benefits.

(d) The review of the denied claim will take into account all comments, documents, records, and other information that the Participant submitted relating to the Participant’s claim, without regard to whether such information was submitted or considered in the initial denial of the Participant’s claim.

5.3 Plan Administrator’s Response to Appeal. The Plan Administrator will provide the Participant with written notice of its decision within 60 days after the Plan Administrator’s receipt of the Participant’s written claim for review. There may be special circumstances which require an extension of this 60 day period. In any such case, the Plan Administrator will notify the Participant in writing within the 60 day period and the final decision will be made no later than 120 days after the Plan Administrator’s receipt of the Participant’s written claim for review. The Plan Administrator’s decision on the Participant’s claim for review will be communicated to the Participant in writing and will clearly state:

(a) the specific reason or reasons for the denial of the Participant’s claim;

(b) reference to the specific Plan provisions on which the denial of the Participant’s claim is based;

(c) a statement that the Participant is permitted to receive, upon request and free of charge, reasonable access to, and copies of, the Plan and all documents, records, and other information relevant to the Participant’s claim for benefits; and

(d) a statement describing the Participant’s right to bring an action under Section 502(a) of ERISA.

6. Miscellaneous.

6.1 The Company shall have authority to withhold or cause to have withheld applicable income and payroll taxes from any payments made under the Plan to the extent required by law.

6.2 The Plan shall not be deemed to constitute a contract of employment or impose on the Company any obligation to retain any Participant as an employee, to continue any Participant’s current employment status or to change any employment policies of the Company, nor shall any provision hereof restrict the right of the Company to discharge any of its employees or restrict the right of any such employee to terminate the Participant’s employment with the Company.

6.3 The Plan is an unfunded employee welfare benefit plan as defined in Section 3(1) of ERISA. Severance Pay and other benefits provided for under the Plan shall be paid from the general assets of the Company if and when such Severance Pay and other benefits are owed. No Participant, employee of the Company, or any other person shall have any rights to or interest in any specific assets or accounts of the Company or any of its affiliates by reason of the Plan.

6.4 Section 409A. It is intended that the payments and benefits set forth in Section 3 are, to the greatest extent possible, exempt from the application of Section 409A and the Plan shall be construed and interpreted accordingly. However, if the Company (or, if applicable, the successor entity thereto) determines that all or a portion of the payments and benefits provided under the Plan constitute “deferred compensation” under Section 409A and that the Participant is a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i), then, solely to the extent necessary to avoid the incurrence of the adverse personal tax consequences under Section 409A, the timing of the applicable payments shall be delayed until the first payroll date following the six-month anniversary of the Participant’s “separation from service” (as defined under Section 409A) and the Company (or the successor entity thereto, as applicable) shall (A) pay to the Participant a lump sum amount equal to the sum of the payments that the Participant would otherwise have received during such six-month period had no such delay been imposed and (B) commence paying the balance of the payments in accordance with the applicable payment schedule set forth in the Plan. For purposes of Section 409A, each installment payment provided under the Plan shall be treated as a separate payment. To the extent required by Section 409A, any payments to be made to a Participant upon the Participant’s termination of employment shall only be made upon such Participant’s separation from service. The Company makes no representations that the payments and benefits provided under the Plan comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Participant on account of noncompliance with Section 409A.

6.5 This Plan may only be amended by resolution of the Board.

6.6 Should any provisions of the Plan be deemed or held to be unlawful or invalid for any reason, such fact shall not adversely affect the other provisions of the Plan unless such determination shall render impossible or impracticable the functioning of the Plan, and in such case, an appropriate provision or provisions shall be adopted so that the Plan may continue to function properly.

6.7 The rights of a Participant under the Plan are personal. No interest of a Participant under the Plan may be assigned, transferred, seized by legal process, or subjected to the claims of creditors in any way without obtaining prior written consent from the Plan. The Plan may withhold such consent for any reason. Any attempted assignment of any rights by Participant, without obtaining prior written consent of the Plan, shall be voidable at the Plan’s discretion. A Participant’s rights under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or encumbrance.

6.8 The Plan shall be construed according to the laws of the State of California, except as preempted by ERISA or other applicable federal law.

[SIGNATURE PAGE FOLLOWS]

This Severance Pay Plan is hereby adopted as of the date first above written.

AMERICAN VANGUARD CORPORATION

By:
Name:
Title: